SUBLEASE

This Sublease (“Sublease”), dated December 21, 2006 for reference purposes only, is entered into by and between BroadVision, Inc., a Delaware corporation (“Sublandlord”), and Dexterra Inc., a Delaware corporation (“Subtenant”).

Recitals

A. Sublandlord leases certain premises consisting of approximately 50,000 rentable square feet (“RSF”) in Building 6 (the “Building”), located at Pacific Shores Center, 1600 Seaport Boulevard, Redwood City, California 94060 pursuant to that certain Triple Net Space Lease dated July 7, 2004 attached hereto as Exhibit A (“Master Lease”), between Pacific Shores Investors, LLC as landlord and BroadVision, Inc. as the “Lessee”. On or about December 7, 2006, the Master Lease was assigned to VII Pac Shores Investors, L.L.C., a Delaware limited liability company, c/o Starwood Capital Group Global, L.L.C., 455 Market Street, Suite 2200, San Francisco, CA 94105 and VII Pac Shores Investors L.L.C. replaced Pacific Shores Investors, LLC as the “Lessor” in the Master Lease and is referred to as the “Master Landlord” hereunder. Sublandlord is referred to as Lessee in the Master Lease. The entire 50,000 RSF are more particularly described in the Master Lease as the “Premises”. Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.

B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord a portion of the Premises initially consisting of approximately 12,000 RSF of the 22,509 RSF currently leased by Sublandlord on the 2nd floor of the Building as depicted on Exhibit B attached hereto (“Space 1”). Space 1 will be expanded to include the remaining 10,509 RSF depicted as Space 2 in Exhibit B hereto resulting in the leased space encompassing the entire 22,509 RSF currently leased by Sublandord on the 2nd floor of the Building within seven (7) months of the Commencement Date as defined below. Space 1 and Space 2 shall individually and collectively be referred to as the “Sublease Premises”.

Now, Therefore, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

Agreement

1. Sublease Premises. On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises.

2. Term. The term of this Sublease (the “Term”) shall commence on January 8, 2007 (the “Commencement Date”). The term of the Sublease would be approximately sixty-six (66) months from the Commencement Date for Space 1 and fifty-nine (59) months from the Additional Space Start Date for Space 2 (collectively referred to as the “Term”). The Term shall expire June 30, 2012 unless terminated earlier pursuant to the terms and conditions set forth herein.

a. Termination Right. Subtenant would have the right to terminate the Sublease at the end of the thirty-sixth (36) month from the Commencement Date, upon six (6) months prior written notice to Sublandlord and payment of a termination fee equal to the sum of an additional three (3) month’s Base Rent, as hereinafter defined, due and payable at the time of Subtenant’s written notice of termination to Sublandlord; Base Rent being equal to $45,468.18 and said 3 months Base Rent being equal to $136,404.54.

3. Possession. If for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Sublease Premises has been delivered to Subtenant.

4. Rent.

(a) Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent consisting of Base Rent and Additional Rent (as defined below) (collectively, “Rent”) to Sublandlord in the following amounts:

(i) Base Rent. Subtenant shall pay to Sublandlord monthly base rent (“Base Rent”) as follows on an Absolute Triple Net Lease basis meaning Sublandlord shall receive the rent free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever. The schedule of rental payments shall be as set forth in the table below.

Month	Square FootageRate/SF/Month

1 – 7 8 – 12 13 – 24 25 – 36 37 – 48 49 – 60 61 – 66	12,000 22,509 22,509 22,509 22,509 22,509 22,509	$1.85 NNN $1.85 NNN $1.91 NNN $1.96 NNN $2.02 NNN $2.08 NNN $2.14 NNN

(ii) Additional Rent. Traditional triple-net operating expenses and any utilities and janitorial expenses would be excluded from the Base Rent. Subtenant shall be liable for payment to Sublandlord of all Subtenant’s Proportionate Share of Operating Expenses (as that term is defined in Section 4 of the Master Lease) and all other costs payable by Sublandlord under the Master Lease (“Additional Rent”). Subtenant would pay any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever which includes but may not be limited to Additional Rent as set forth in Section 4.05, Operating Expenses as set forth in Section 4.07, personal and real property taxes as set forth in Section 9, and utilities as set forth in Section 10 of the Master Lease, in direct proportion to the square footage of the Premises currently leased. Sublandlord will pass through these expenses to Subtenant without additional mark up. Additional Rent shall be due and payable to Sublandlord at least five (5) business days prior to the date such payments are due from Sublandlord to Master Landlord pursuant to the Master Lease.

(iii) Non-prorated Payments. Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (A) due to Subtenant’s breach of any provision of the Master Lease, (B) due to Subtenant’s negligence or willful misconduct, or (C) are for the sole benefit of Subtenant, then such amounts shall not be prorated between Sublandlord and Subtenant and shall be the sole responsibility of Subtenant.

(b) Payment of Rent. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 15 below.

(c) Subtenant recognizes that late payment of any Rent will result in administrative expenses to Sublandlord, the extent of which additional expenses are extremely difficult and economically impractical to ascertain. Subtenant therefore agrees that if any Rent shall remain unpaid five (5) days after such amounts are due, the amount of such Rent shall be increased by a late charge to be paid to Sublandlord by Subtenant in an amount equal to ten (10) percent of the amount of the delinquent Rent.

(d) Upon execution of this Sublease, Subtenant shall deliver to Sublandlord the sum of Twenty Two Thousand Two Hundred Dollars ($22,200.00), representing the first month’s Base Rent, which sum shall be applied by Sublandlord to the payment of the first month’s Base Rent hereunder.

5. Security Deposit. The effective rental rate over the Term of the lease is calculated to be equal to One and 89/100 Dollar ($1.89) per RSF (the “Security Deposit Base Rent”) or $42,506 Security Deposit Base Rent per month. The security deposit will be three (3) months Security Deposit Base Rent which equates to One Hundred Twenty Seven Thousand Five Hundred Seventeen Dollars and no cents ($127,518.00). Two thirds of the Security Deposit ($85,012) is due and payable to BroadVision upon execution of the Sublease and the remaining one third (equal to $42,506) is due and payable on or before July 1, 2007.Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Eighty Five Thousand Twelve Dollars and no cents ($85,012.00) as the initial security deposit (“Security Deposit”). On or before July 1, 2007, Subtenant shall deposit with Sublandlord the additional sum of Forty Two Thousand Five Hundred Six Dollars and no cents ($42,506.00) and the Security Deposit shall be increased to include the entire One Hundred Twenty Seven Thousand Five Hundred Seventeen Dollars and no cents ($127,518.00). Subtenant hereby grants to Sublandlord a security interest in the Security Deposit, including but not limited to replenishments thereof. If Subtenant fails to pay Base Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Base Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant’s default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublandlord’s written demand. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises.

6. Assignment and Subletting. Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant, unless Subtenant has obtained Sublandlord’s consent thereto (which shall not be unreasonably withheld) and the consent of Master Landlord. Regardless of Sublandlord’s consent, no subletting or assignment shall release Subtenant of its obligations hereunder. Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto (“Sublease Bonus Rent”) shall be divided equally between Sublandlord and Subtenant, after payment to Master Landlord of any amount required to be paid under the Master Lease.

7. Condition of Sublease Premises.

(a) Subtenant agrees that (i) Sublandlord has made no representations or warranties of any kind or nature whatsoever respecting the Sublease Premises, their condition or suitability for Subtenant’s use; and (ii) Subtenant agrees to accept the Sublease Premises “as is, where is,” with all faults, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Sublease Premises for Subtenant’s occupancy.

Sublandlord has not made an independent investigation of the Sublease Premises or determination with respect to the physical and environmental condition of the Sublease Premises including without limitation the existence of any underground tanks, pumps, piping, toxic or hazardous substances on the Sublease Premises. No investigation has been made by Sublandlord to ensure compliance with the “American With Disabilities Act” (“ADA”). ADA may require a variety of changes to the Sublease Premises, including potential removal of barriers to access by disabled persons and provision of auxiliary aids and services for hearing, vision or speech impaired persons. Subtenant shall rely solely on its own investigations and/or that of a licensed professional specializing in the areas referenced in this Section 7(b).

8. Use. Subtenant may use the Sublease Premises only for the purposes as allowed in the Master Lease, and for no other purpose. Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Sublease Premises, including but not limited to the use thereof. Subtenant shall not use or permit the use of the Sublease Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.

9. Parking. Subtenant shall have Subtenant’s proportionate share of parking rights as Sublandlord may have in connection with the Sublease Premises pursuant to the Master Lease, that is 3.0 stalls per 1,000 RSF.

10. Furniture. With the express exception of the UPS (uninterrupted power supply) in the electrical room, Subtenant would have the right to use any existing furniture, fixtures and equipment (“FF&E”) left in the Sublease Premises as of the Commencement Date of the Sublease at no additional cost to Subtenant throughout the Term. A full inventory of the FF&E for Subtenant’s review will be provided as Exhibit C hereto. Subtenant shall accept such FF&E in its “as-is” condition without any representation or warranty by Sublandlord. Subtenant’s insurance as required under this Sublease shall include an all risk property insurance policy for the FF&E for its full replacement value, and Subtenant shall maintain the FF& E in good condition during the term hereof. At the expiration or earlier termination of this Sublease, Subtenant shall at Sublandlord’s option (i) return the FF&E to Sublandlord in the same condition received, ordinary wear and tear excepted, or (ii) remove the FF&E from the Sublease Premises, in which case Sublandlord shall transfer title thereto to Subtenant.

11. Sublandlord Additional Access. In addition to any access allowed to Master Landlord and Sublandlord pursuant to the Master Lease and this Sublease, Sublandlord shall have access to the electrical and wiring room (“IDF room”), located within the Sublease Premises, 24 hours a day, seven days a week, as may in Sublandlord’s sole discretion be deemed necessary.

12. Incorporation of Master Lease.

(a) All of the terms and provisions of the Master Lease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublandlord being substituted for the Lessor in the Master Lease, the Subtenant being substituted for the Lessee in the Master Lease provided, however, that the term “Landlord” in the following sections of the Master Lease (i) shall mean Master Landlord, not Sublandlord: Sections 2.03, 4.07(d), 4.08(2), 4.08(3), 5.06, 6.01(b), 6.01(d), 6.02, 6.03, 7.01, 7.03, 8.01, 8.03, 8.05, 9.01, 9.02, 10.01, 11.06, 16.01, and 17.13, 17.22(b), 17.23; (ii) shall mean both Master Landlord and Sublandlord: Sections 4.05, 4.07, 4.08, 5.01, 5.02, 5.03, 5.05, 5.06, 6.04, 7.02, 7.04, 7.05, 7.06, 7.07, 7.08, 8.04, 9.03, 11.01, 11.03, 12.01, 12.02, 12.03, 13.01, 13.02, 13.03, 14.01, 17.09, 17.15, 17.16, 17.19, 17.22(c) through (g). It is further understood that where reference is made in the Master Lease to the “Premises,” the same shall mean the Sublease Premises as defined herein; where reference is made to the “Commencement Date,” the same shall mean the Commencement Date as defined herein; and where reference is made to the “Lease,” the same shall mean this Sublease. The parties specifically agree that any provisions relating to any construction obligations of “Landlord” under the Master Lease with respect to construction that occurred or was to have occurred prior to the Commencement Date hereof are hereby deleted. Sublandlord shall not be liable to Subtenant for any failure by Master Landlord to perform its obligations under the Master Lease, nor shall such failure by Master Landlord excuse performance by Subtenant of its obligations hereunder; provided, however, that Sublandlord shall use its commercially reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease. Anything in the Master Lease to the contrary notwithstanding, the liability of Sublandlord for its obligations under this Sublease is limited solely to Sublandlord’s interest in the Master Lease, and no personal liability shall at any time be asserted or enforceable against any other assets of Sublandlord or against Sublandlord’s stockholders, directors, officers or partners on account of any of Sublandlord’s obligations or actions under this Sublease.

(b) The following Paragraphs of the Master Lease are not incorporated herein: Sections 2.02, 2.05, 3.01, 3.02, 3.03, 4.01, 4.02, 4.03, 4.04, 4.06, 11.04, 17.24, 17.25 and Exhibits A, B, C, D, and E (and all references to such Exhibits).

(c) Subtenant hereby assumes and agrees to perform for Sublandlord’s benefit, during the term of this Sublease, all of Sublandlord’s obligations with respect to the Sublease Premises under the Master Lease, except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Notwithstanding anything to the contrary contained herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease and Master Landlord shall have all rights in respect of the Master Lease and the Premises as set forth therein.

13. Insurance. Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insured. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insured or amount of any policy. Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

14. Default. In addition to defaults contained in the Master Lease, failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder. If Subtenant’s default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys’ fees), liability, expenses or claims relating to such default.

15. Notices. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

To Sublandlord at: BroadVision Inc.

585 Broadway, Redwood City, CA 95043
Attn: Chief Executive Officer and a copy to the Legal Department

To Subtenant at: After Commencement Date:	Dexterra, Inc. 21540 – 30th Drive S.E., Suite 230 Bothell, WA 98201 Attn: Steve Olson At the Sublease Premises

16. Sublandlord’s Obligations.

(a) To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Sublease Premises, the Premises or Building is the responsibility of Master Landlord (collectively “Master Landlord Obligations”), upon Subtenant’s request, Sublandlord shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations, provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease. It is expressly understood that the services and repairs which are incorporated herein by reference, will in fact be furnished by Master Landlord and not by Sublandlord. In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or the Sublease Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.

(b) Except as otherwise provided herein, Sublandlord shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations.

17. Early Termination of Sublease. If the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

18. Consent of Master Landlord and Sublandlord. If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

19. Indemnity. Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys’ fees, damages, penalties, and expenses (collectively “Claims”) which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, “Agents”) relating to the use or occupancy of the Sublease Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Sublease Premises by Hazardous Materials, or (iv) the negligence or willful misconduct of Subtenant or its Agents.

20. Brokers. Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein, except Cornish & Carey Commercial representing the Sublandlord and NAI BT Commercial representing the Subtenant. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing representation and warranty.

21. Financial Statements. Subtenant shall, within thirty (30) business days after the end of fiscal year of Subtenant, deliver to Sublandlord a copy of Subtenant’s current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), a list of all of Subtenant’s creditors with current contact information, and any such other information reasonably requested by Sublandlord regarding Subtenant’s financial condition. Such financial statements and information shall be treated by Sublandlord as confidential and shall not be disclosed by Sublandlord to any third party unless the same becomes a part of the public domain without the fault of Sublandlord.]

22. Surrender of Sublease Premises. In lieu of any obligation or liability set forth in the Master Lease, upon the termination of the Sublease, Subtenant shall surrender the Sublease Premises to Sublandlord broom-clean and in as good a condition as on the Commencement Date, ordinary wear and tear excepted. In addition, Subtenant shall remove any alterations, additions and improvements (whether or not made with Sublandlord’s consent), prior to the termination of the Sublease and restore the Sublease Premises to its prior condition, ordinary wear and tear excepted, repairing all damage caused by or related to any such removal, all at Subtenant’s expense.

23. No Third Party Rights. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

24. Quiet Enjoyment. Subtenant shall peacefully have, hold and enjoy the Sublease Premises, subject to the terms and conditions of this Sublease and subject to the Master Lease, provided that Subtenant pays all rent and performs all of Subtenant’s covenants and agreements contained herein.

25. Counterparts. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

26. Miscellaneous Provisions.

(a) Alterations: Subtenant shall have the right to make generic alterations to the Sublease Premises subject to the terms of the Master Lease, at Subtenant’s sole cost; any obligation in the Master Lease to restore shall also be at Subtenant’s sole cost. Generic alterations are alterations, additions or improvements which do not affect the Building systems, exterior appearance, structural components or structural integrity and which do not exceed collectively Fifty Thousand Dollars ($50,000) in cost within any twelve (12) month period.

(b) Brokerage Fee: Sublandlord, pursuant to a separate agreement, has an obligation to pay the broker, Cornish & Carey, a brokerage commission equal to approximately $210,400 should the Sublease remain in effect for a 66 month term. Sublandlord will pay the broker $105,700 which is the brokerage commission due for a 36 month Sublease of the Sublease Premises. In the event Subtenant terminates the Sublease under the option set forth above, no additional brokerage commissions would be due. In the event Subtenant does not terminate the Sublease pursuant as set forth above, Subtenant agrees to reimburse Sublandlord for the brokerage commission for the remaining term of the Sublease which equals approximately $104,700. Said payment shall be due and payable to Sublandlord on the 3 year anniversary of the Commencement Date of the Sublease.

(c). Signage: Subtenant will have the right to display its’ corporate name and logo at the entrance to the Sublease Premises. In the event Subtenant desires to have signage visible in the lobby and on any monument, if available, and requests this of Sublandlord, Sublandlord will explore this option contingent upon any requirements set forth in the Master Lease.

(d). No Shop Stipulation: The parties agree that during negotiation and finalization of the Sublease, Sublandlord will be authorized to continue to show the Sublease Premises but BroadVision will not enter into contract negotiations with any other party regarding the Sublease Premises until after December 21, 2006.

27. Damage and Destruction.

(a) Termination of Master Lease. If the Sublease Premises is damaged or destroyed and Master Landlord or Sublandlord exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the casualty. In the event that after a damage or destruction of the Sublease Premises, where the estimated time to restore the Sublease Premises exceeds 270 days, Subtenant and Sublandlord shall each have the right to terminate this Sublease on written notice to the other given within ten (10) days after determination of the amount of time to restore the Sublease Premises, which termination shall be effective as of the date of the casualty.

(b) Continuation of Sublease. If the Master Lease or this Sublease is not terminated following any damage or destruction as provided in subsection (a) above, this Sublease shall remain in full force and effect, and Rent shall be abated in accordance with Article VIII of the Master Lease

28. Eminent Domain. If all or any part of the Sublease Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose, this Sublease may be terminated as of the date of title vesting in such proceeding by either party, and Base Monthly Rent shall be adjusted to the date of termination.

In Witness Whereof, the parties have executed this Sublease as of the date first written above.

Sublandlord: BroadVision, Inc., a Delaware corporation By: /s/ Pehong Chen	Subtenant: Dexterra, Inc., a Delaware corporation By: /s/ Ken Goldman

Name: Pehong Chen	Name: Ken Goldman

Title: President and Chief Executive Officer	Title: Chief Financial Officer

CONSENT OF LANDLORD TO SUBLEASE

THIS CONSENT OF LANDLORD TO SUBLEASE (this “Consent”) is made and entered into as of the 3rd of January, 2007, by VII PAC SHORES INVESTORS, L.L.C., a Delaware limited liability company (“Prime Landlord”).

RECITALS

A. Prime Landlord and BroadVision, Inc., a Delaware corporation (“Sublandlord”) entered into that certain Triple Net Space Lease, dated as of July 7, 2004 (herein, as the same may have been amended from time to time, the “Prime Lease”);

B. Sublandlord desires to sublease a portion of the Premises (as defined in the Prime Lease) to Dexterra Inc., a Delaware corporation (“Subtenant”) pursuant to that certain Sublease, dated as of December 21, 2006 (herein, as the same may be amended from time to time with Prime Landlord’s consent, the “Sublease”).

C. Sublandlord and Subtenant are not permitted to enter into the Sublease without first obtaining Prime Landlord’s prior written consent, which Prime Landlord is willing to give, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and subject to the terms and conditions set forth herein, Prime Landlord agrees as follows:

1. Recitals; Definitions. The recitals set forth above are true and correct and incorporated herein by reference. All terms capitalized but not defined herein shall have the respective meanings given to them in the Prime Lease.

2. Consent to Sublease. The Prime Landlord hereby consents to the Sublease, subject to, and as limited by, the terms and conditions set forth herein. Subtenant shall not assign the Sublease nor sublet the Subleased Premises in whole or in part, and shall not permit the Subtenant’s interest in the Sublease or the Subleased Premises to be vested in any third party by operation of law or otherwise. The execution of this Consent by Prime Landlord shall not be deemed to be a consent to any subsequent assignment or subletting by either Sublandlord or Subtenant.

3. Prime Lease. The Sublease is, and shall be, subject and subordinate to and controlled by the terms, covenants and conditions of the Prime Lease. To the extent any of the terms, provisions or conditions of the Sublease purport to amend, modify or are in conflict with the specific terms, conditions or provisions of the Prime Lease, the terms, conditions and provisions of the Prime Lease shall govern and control to the extent of any such inconsistency.

4. No Relationship With Prime Landlord. Notwithstanding anything to the contrary in the Sublease, Prime Landlord shall have no obligation to accept, consider or respond to any request, inquiry, demand or other communication from Subtenant, whether of a type described in the Sublease, the Prime Lease or otherwise. In addition, notwithstanding anything to the contrary in the Sublease, Subtenant shall not have any right to enforce any of Sublandlord’s rights under the Prime Lease against Prime Landlord, all of such rights being personal to the Sublandlord. Subtenant and Sublandlord confirm that no representations respecting the condition of the Subleased Premises, the Premises or the Building have been made by Prime Landlord to Subtenant. Prime Landlord shall have no obligation to delivery any notices under the Prime Lease or the Sublease to Subtenant.

5. Payment of Rent; Attornment. If requested by Prime Landlord, Subtenant shall make all payments of Rent, required to be made by Subtenant under the Sublease, directly to Prime Landlord. In addition, if the Prime Lease is terminated by the Prime Landlord pursuant to the provisions thereof, including without limitation, those relating to an Event of Default thereunder, casualty or condemnation, then, at Prime Landlord’s option, the Sublease shall be terminated simultaneously with the termination of the Prime Lease. If Prime Landlord elects, however, by written notice to Subtenant to not simultaneously terminate the Sublease, then the Sublease shall continue in effect in accordance with its terms as if the Prime Lease had not been terminated with respect to the Subleased Premises. In such event, Subtenant shall attorn to Prime Landlord and pay Subtenant’s pro rata share of Rent directly to Prime Landlord.

6. Insurance. Subtenant shall maintain insurance with respect to the Subleased Premises as required in the Prime Lease of the “Tenant” thereunder. Prime Landlord shall be named as an additional insured on such policies and Subtenant shall provide required evidence of such insurance directly to Prime Landlord.

7. No Release. Neither the execution of the Sublease by Sublandlord nor the execution of this Consent by Prime Landlord shall release Sublandlord of any of its obligations under the Prime Lease and Sublandlord shall remain liable for all such obligations, as a principal not as a surety.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the day and year first set forth above.

VII PAC SHORES INVESTORS, L.L.C., a Delaware limited liability company

By:	VII Pac Shores Junior Mezz, L.L.C., a Delaware limited liability company, sole member

	By:	VII Pac Shores Mezzanine, L.L.C., a Delaware limited liability company, sole member

		By:	Pacific Shores Investors, LLC, a Delaware limited liability company, sole member

			By:	Pacific Shores Mezzanine, LLC, a Delaware limited

liability company, sole member

				By:	Pacific Shores Junior Mezz, LLC, a Delaware limited liability company, sole member

By: Pacific Shores Junior Mezz Managers, LLC, a Delaware limited liability company, sole member

By: Pacific Shores Development, LLC, a Delaware limited liability company, sole member

By: VII Pac Shores Holdings, L.L.C., a Delaware limited liability company, sole member

By: US/D2 Holdings, L.L.C., a Delaware limited liability company, sole member

By: /s/ Sean P. Arnold

Name:	Sean P. Arnold
Title:	Vice President

EXHIBIT A

Master Lease

EXHIBIT B

Sublease Premises

Exhibit C

Furniture